Item 77C

SCUDDER STRATEGIC MUNICIPAL INCOME TRUST

The Proxy Statement on Schedule 14A for Scudder Strategic Municipal Income Trust (File No. 811-05767) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 28, 2002.